Historical Financial and Operating Metrics (Unaudited)

	3 months ended								
Portfolio Growth	3/31/2020	6/30/2020	9/30/2020	12/31/2020	3/31/2021	6/30/2021	9/30/2021	12/31/2021	3/31/2022
Channel									
Active accounts	13,177	13,107	13,483	14,336	14,816	16,194	17,402	18,458	**19,436**
Active partners	66	74	86	106	120	153	169	178	**206**
Access									
Patient population	1,137,220	1,253,204	1,410,120	1,597,940	1,797,421	2,029,617	2,274,022	2,528,533	**2,825,749**
Patient Growth	58%	58%	59%	59%	60%	61%	62%	62%	**62%**
Number of patients available for sharing	664,276	730,924	829,360	947,749	1,086,668	1,242,986	1,408,684	1,576,047	**1,750,808**
Economics									
Revenue per patient	$ 420	$ 398	$ 438	$ 535	$ 519	$ 501	$ 468	$ 476	**$ 416**
New product vitality	64.2%	61.7%	59.5%	65.9%	67.0%	65.6%	67.5%	56.7%	**49.8%**
Operational Excellence									
Margin									
Non-GAAP gross margin %	41.2%	17.3%	39.0%	45.3%	39.1%	35.4%	35.6%	36.5%	**36.6%**
Variable cost productivity	1.7%	31.3%	17.7%	22.0%	14.4%	-42.0%	-15.5%	-6.0%	**-3.7%**
Leverage									
Non-GAAP operating expense as a % of revenue	158.6%	228.8%	149.3%	145.3%	149.9%	170.4%	176.4%	171.0%	**169.0%**
Cash burn as a % of revenue	-153.4%	-193.1%	-94.4%	-439.2%	-108.4%	-219.5%	-250.0%	-155.1%	**-136.9%**
Strategic Investment									
Non- GAAP research and development as a % of revenue	57.2%	89.8%	55.0%	55.2%	66.9%	82.8%	81.2%	83.2%	**81.9%**
Capital for mergers and acquisition ($'s in 000's)	$ 82,314	$ 65,913	$ -	$ 2,334,300	$ -	$ 196,041	$ 362,361	$ 24,767	**$ -**